Exhibit 99.2

UTSTARCOM, INC.
SUPPLEMENTAL CONSENT SOLICITATION STATEMENT

Solicitation of Consents Relating to Amendments to and Waiver
under the Indenture Governing the Following Notes:

Title of Security	Principal Amount Outstanding	CUSIP Numbers
7/8% Convertible Subordinated Notes due 2008	$274,600,000	918076AA8
		918076AB6

The Consent Solicitation for the Notes will expire at 5:00 p.m., New York City time, on January 9, 2007, unless otherwise extended or earlier terminated (such time and date, as the same may be extended or earlier terminated, the “Consent Date”).  The Proposed Waiver will become effective upon receipt by the Trustee of an officers’ certificate of UTStarcom certifying that the Requisite Consents have been received from Holders as of the Record Date (as defined herein) and not properly revoked, and have been accepted by UTStarcom (such time and date, the “Waiver Effective Date”). The Proposed Amendments will become effective upon the due execution and delivery by UTStarcom and the Trustee of a Supplemental Indenture implementing the Proposed Amendments (such time, the “Amendment Effective Date”).  Each of the Waiver Effective Date and the Amendment Effective Date could occur prior to the Consent Date.

UTStarcom, Inc., a Delaware corporation (“UTStarcom”) has amended the terms of the Consent Solicitation, dated as of December 22, 2006 (the “Consent Solicitation Statement” and, as amended and restated by this Supplemental Consent Solicitation Statement, the “Amended and Restated Consent Solicitation Statement”). Pursuant to the terms of the Amended and Restated Consent Solicitation Statement:

If UTStarcom receives the Requisite Consents from Holders as of the Record Date and the Proposed Amendments become effective, the Notes will accrue, upon the terms and subject to the conditions described herein, an additional 6.75% per annum (payable semi-annually) in special interest (the “Special Interest”) from and after the Amendment Effective Date to maturity, unless earlier repurchased or converted. Special Interest will be paid in addition to, at the same time and in the same manner as regularly scheduled payments of interest to such Holders as are entitled to such regularly scheduled payments of interest.  No Consent Fee (as defined in the Consent Solicitation Statement) will be paid.

Holders having delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement may revoke such consents at any time prior to the Consent Date in accordance with the procedures described herein.  As of the Consent Date, such consents, if validly delivered and not properly revoked, will be deemed effective with respect to the Proposed Amendments and Waiver described herein.  Accordingly, Holders having validly delivered (and not properly revoked) such consents and desiring to consent to the Proposed Amendments and Waiver described herein need not take further action.

Holders who have not previously delivered consents must deliver an amended letter of consent provided herewith (the “Amended Letter of Consent”) in order to consent.

UTStarcom reserves the right to further amend the Consent Solicitation or extend the Consent Date in its sole discretion, as further described herein.

The following further amends and restates the disclosure in the Consent Solicitation Statement in its entirety to reflect the foregoing changes.

UTStarcom advises all Holders to review the section entitled “Certain U.S. Federal Income Tax Considerations,” which has been amended to reflect important considerations concerning the U.S. federal income tax consequences of the consent solicitation as currently structured.

Citigroup

January 8, 2007

AMENDED AND RESTATED CONSENT SOLICITATION STATEMENT

UTSTARCOM, INC.

Subject to the terms and conditions set forth in this Amended and Restated Consent Solicitation Statement (as it may be further amended or supplemented from time to time, the “Amended and Restated Consent Solicitation Statement”) and the related Amended Letter of Consent provided herewith (as the same may be further amended or supplemented from time to time, the “Amended Letter of Consent”), UTStarcom, Inc., a Delaware corporation (“UTStarcom” or “we”), is hereby soliciting consents (such solicitation being referred to herein as the “Consent Solicitation”) of Holders (as defined below) as of December 21, 2007 (the “Record Date”) of its 7/8% Convertible Subordinated Notes due 2008 (CUSIP Nos. 918076AA8 and 918076AB6) (the “Notes”), issued and outstanding under the Indenture (the “Indenture”), dated as of March 12, 2003, by and between UTStarcom, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), to the Proposed Amendments and Waiver, as further described herein.  Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

While UTStarcom does not believe that it is currently in default under the Indenture, the purpose of the Consent Solicitation is to obtain the consents required by the Indenture to implement certain amendments to the Indenture (the “Proposed Amendments”), and obtain a waiver (the “Proposed Waiver,” and together with the “Proposed Amendments,” the “Proposed Amendments and Waiver”), as further described herein.

The Proposed Amendments will provide that (i) during the period beginning with the Amendment Effective Date to and including 5:30 p.m., May 31, 2007 (the “Expiration Date”), (a) any failure by UTStarcom to file with the Securities and Exchange Commission (the “SEC”) prior to the applicable deadline specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to deliver to the Trustee a copy of, any report or other information as it would be required to file with the SEC under Section 13(a) or 15(d) of the Exchange Act, and any related notices or reports (collectively, the “SEC Reports”), (b) any failure by UTStarcom to deliver certificates (“Compliance Certificates”) to the Trustee regarding UTStarcom’s compliance with covenants under the Indenture, including compliance with Section 6.2 of the Indenture, 90 days after the end of each fiscal year of UTStarcom, including, without limitation, such Compliance Certificates to be delivered pursuant to Section 6.3 of the Indenture, and (c) any failure by UTStarcom to otherwise comply with Section 6.2 or Section 6.3 of the Indenture or §314 of the Trust Indenture Act, will not constitute a default under the Indenture (the requirements in the Indenture relating to matters referred to in (a), (b) and (c) above, the “Reporting Covenants”); and (ii) if as of the Expiration Date, UTStarcom does not comply with the Reporting Covenants, any default under the Indenture arising from such noncompliance that would have been deemed to have occurred prior to the Amendment Effective Date without regard to the provisions of the Supplemental Indenture, and would have been deemed to remain uncured as of the Expiration Date without regard to the provisions of the Supplemental Indenture, shall be deemed to have occurred as of the Expiration Date.  The Proposed Amendments will also provide that the Notes will accrue, upon the terms and subject to the conditions described herein, an additional 6.75% per annum (payable semi-annually) in special interest (the “Special Interest”) from and after the Amendment Effective Date to maturity of the Notes, unless earlier repurchased or converted.  Special Interest will be paid to Holders entitled to regularly scheduled payments of interest in addition to, at the same time and in the same manner as such regularly scheduled payments of interest.

The Proposed Waiver will provide that any and all defaults and Events of Default, and the consequences thereof, that may have occurred or may occur under the Indenture prior to the Waiver Effective Date due to the failure by UTStarcom to comply with the Reporting Covenants shall be waived.  For a description of the Proposed Amendments and Waiver, see “The Proposed Amendments and Waiver.”

The Proposed Amendments and Waiver are being presented as one proposal. Accordingly, a consent purporting to consent to only the Proposed Amendments or only the Proposed Waiver will not be valid, and the delivery of a consent by a Holder will constitute delivery of a consent to the Proposed Amendments and Waiver.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on December 21, 2006, and the term “Holder” means each person shown on the records of the registrar as a registered holder of Notes as of the Record Date or a Participant (as defined below).  See “Important Information Regarding Consent Delivery” below.

The Solicitation Agent for the Consent Solicitation is:

Citigroup

January 8, 2007

IMPORTANT INFORMATION REGARDING THE CONSENT SOLICITATION

The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore given by a Holder with respect to such Notes, and each properly completed and executed Letter of Consent (as such was delivered with the Consent Solicitation Statement, the “Letter of Consent”) or Amended Letter of Consent, as the case may be, will be counted, subject to the limitation on consents delivered prior to the date of this Amended and Restated Consent Solicitation Statement described herein, notwithstanding any transfer of the Notes to which that Letter of Consent or Amended Letter of Consent relates, unless the procedure for revoking consents described herein is satisfied.

The Proposed Amendments and Waiver require for effectiveness receipt of the valid consent of the Holders (the “Requisite Consents”) of a majority in aggregate principal amount of the Notes then outstanding and not owned by UTStarcom or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with UTStarcom (the “Outstanding Notes”) to the Proposed Amendments and Waiver, subject to the limitation on consents delivered prior to the date of this Amended and Restated Consent Solicitation Statement described herein.  The Proposed Amendments additionally require for effectiveness the due execution and delivery of a supplemental indenture implementing the Proposed Amendments (the “Supplemental Indenture”) by UTStarcom and the Trustee, in accordance with Section 11.2 of the Indenture. The Proposed Waiver additionally requires for effectiveness receipt by the Trustee of an officers’ certificate from UTStarcom certifying that valid Requisite Consents have been received (and not properly revoked) and have been accepted by UTStarcom.  The Consenting Holders agree that such officers’ certificate from UTStarcom to the Trustee shall constitute notice of waiver from such Consenting Holder to the Trustee in accordance with Section 8.4 of the Indenture.  Each of the Waiver Effective Date and the Amendment Effective Date could occur prior to the Consent Date.  UTStarcom will make a public announcement of the Waiver Effective Date and the Amendment Effective Date at or prior to 9:00 a.m., New York City time, on the next business day after the Waiver Effective Date and the Amendment Effective Date, respectively.  Special Interest will accrue from the Amendment Effective Date to maturity of the Notes, unless earlier repurchased or converted, in accordance with the terms of the Indenture, as supplemented by the Supplemental Indenture, and will be payable to Holders entitled to regularly scheduled payments of interest, in addition to and at such time and in such manner as regularly scheduled payments of interest.  Even if Holders validly deliver consents, Special Interest will be payable only upon the effectiveness of the Supplemental Indenture and only in accordance with the terms of the Indenture, as supplemented by the Supplemental Indenture.

The aggregate principal amount of the Outstanding Notes is as set forth in the first table on the cover page of this Amended and Restated Consent Solicitation Statement under “Principal Amount Outstanding.”

Holders having delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement may revoke such consents at any time prior to the Consent Date in accordance with the procedures described herein.  As of the Consent Date, such consents, if validly delivered and not properly revoked prior to the Consent Date, will be deemed effective with respect to the Proposed Amendments and Waiver described herein.  Accordingly, Holders having validly delivered (and not properly revoked) such consents and desiring to consent to the Proposed Amendments and Waiver described herein need not take further action.

Holders who have not previously delivered consents are requested to read and consider carefully the information contained in this Amended and Restated Consent Solicitation Statement and the related Amended Letter of Consent and to give their consent to the Proposed Amendments and Waiver by properly completing and executing the accompanying Amended Letter of Consent in accordance with the instructions set forth herein and therein and validly delivering it to the Tabulation Agent prior to the Consent Date.

UTStarcom expressly reserves the right, in its discretion and regardless of whether any of the conditions described under “The Consent Solicitation—Conditions to Acceptance of Consents” have been satisfied, subject to applicable law, at any time prior to the Waiver Effective Date to (i) terminate or withdraw the Consent Solicitation for any reason, (ii) waive any of the conditions to the acceptance of consents, (iii) extend the Consent Date, (iv) amend the terms of the Consent Solicitation, (v) purchase Notes from time to time, including during the Consent Solicitation, or (vi) modify the form or amount of the consideration to be offered pursuant to the Consent Solicitation; provided, however, that if the Consent Solicitation is amended or modified in a manner determined by UTStarcom in good faith to constitute a material adverse change to the Holders, UTStarcom will promptly disclose such amendment or modification in a manner it deems in good faith appropriate and will, if appropriate, extend the Consent Solicitation for a period it deems in good faith adequate to permit the Holders to deliver and/or revoke their consents. Even if a Holder has validly delivered (and not revoked) consents, such consents may not be accepted by UTStarcom if all of the other conditions to acceptance of consents have not been

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satisfied or waived, if the Consent Solicitation is terminated or withdrawn for any reason, or if the Supplemental Indenture or the Proposed Waiver do not otherwise become effective for any reason.

IMPORTANT INFORMATION REGARDING CONSENT DELIVERY

Only Holders are eligible to consent to the Proposed Amendments and Waiver.  Any beneficial owner of Notes who is not a Holder must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver an Amended Letter of Consent on behalf of such beneficial owner.  As of the Record Date, the only Holder of the Notes is Cede & Co., as nominee for The Depository Trust Company (“DTC”).  For purposes of the Consent Solicitation, DTC has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Amended Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

As of the Consent Date, consents delivered prior to the date of this Amended and Restated Consent Solicitation Statement, if validly delivered and not properly revoked, will be deemed effective with respect to the Proposed Amendments and Waiver described herein.  Accordingly, Holders having validly delivered (and not properly revoked) such consents and desiring to consent to the Proposed Amendments and Waiver described herein need not take further action.

Holders who have not previously delivered consents and that desire to consent, must deliver, prior to the Consent Date (and not properly revoke prior to the Waiver Effective Date), their properly completed and executed Amended Letters of Consent to the Tabulation Agent as set forth on the back cover page of this Amended and Restated Consent Solicitation Statement and in the accompanying Amended Letter of Consent in accordance with the instructions set forth herein and therein.  Consents should not be delivered to UTStarcom, the Solicitation Agent, or the Trustee.  However, UTStarcom reserves the right to accept any consent received by UTStarcom, the Solicitation Agent, or the Trustee.  Under no circumstances should any person tender Notes to UTStarcom, the Tabulation Agent, the Solicitation Agent, the Trustee or any other party at any time.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Amended Letter of Consent and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by UTStarcom, the Trustee, the Solicitation Agent, the Tabulation Agent or any other person. The statements made in this Amended and Restated Consent Solicitation Statement are made as of the date hereof, and the delivery of this Amended and Restated Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Unless you are a Holder, please handle all matters with respect to the Consent Solicitation through your nominee bank or broker through whom you hold an interest in the Notes.  Questions concerning the terms of the Consent Solicitation should be directed to either the Solicitation Agent or the Tabulation Agent at the address or telephone numbers set forth on the back cover page hereof.  Requests for assistance in completing and delivering Amended Letters of Consent or requests for additional copies of this Amended and Restated Consent Solicitation Statement, the Amended Letter of Consent or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

The Consent Solicitation is not being made to, and Amended Letters of Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, UTStarcom may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of UTStarcom by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of UTStarcom, the Trustee, the Solicitation Agent, the Tabulation Agent or any of their respective affiliates is making any recommendation in connection with the Consent Solicitation.

Recipients of this Amended and Restated Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

This Amended and Restated Consent Solicitation Statement has not been filed with or reviewed by the SEC or any state securities commission, nor has any such commission passed upon the accuracy or adequacy of this Amended and Restated Consent Solicitation Statement, the Amended Letter of Consent or any of the other documents delivered herewith.

SUMMARY TERM SHEET

This summary term sheet highlights certain material information in this Amended and Restated Consent Solicitation Statement, but does not describe all of the details of the Consent Solicitation to the same extent described in this Amended and Restated Consent Solicitation Statement and the accompanying Amended Letter of Consent. The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Amended and Restated Consent Solicitation Statement and the accompanying Amended Letter of Consent. You are urged to read these documents in their entirety because they contain the full details of the Consent Solicitation.

What is the Consent Solicitation?

UTStarcom is soliciting consents from the Holders to the Proposed Amendments and Waiver. The Proposed Amendments and Waiver require for effectiveness receipt of the Requisite Consents.  The Proposed Amendment additionally requires for effectiveness the due execution and delivery of a Supplemental Indenture by UTStarcom and the Trustee.  The Proposed Waiver additionally requires for effectiveness receipt by the Trustee of an officers’ certificate from UTStarcom certifying that valid Requisite Consents to the Proposed Amendments and Waiver have been received (and not properly revoked) and have been accepted by UTStarcom.

What are the Proposed Amendments?

The Proposed Amendments will provide that (i) during the period beginning with the Amendment Effective Date to and including the Expiration Date, any failure by UTStarcom to comply with the Reporting Covenants will not constitute a default under the Indenture; and (ii) if as of the Expiration Date, UTStarcom does not comply with the Reporting Covenants, any default under the Indenture arising from such noncompliance that would have been deemed to have occurred prior to the Amendment Effective Date but for the Supplemental Indenture, and would be deemed to have remained uncured as of the Expiration Date but for the Supplemental Indenture, shall be deemed to have occurred as of the Expiration Date. The Proposed Amendments will also provide that from the Amendment Effective Date to the maturity of the Notes, unless earlier repurchased or converted, the Notes will accrue Special Interest. Special Interest will be paid to Holders entitled to receive regularly scheduled payments of interest in addition to and at the same time and in the same manner as regularly scheduled payments of interest.

What is the Proposed Waiver?

The Proposed Waiver would waive to and including the Expiration Date, any and all defaults and Events of Default, and the consequences thereof, that may have occurred or may occur under the Indenture prior to the Waiver Effective Date from the failure by UTStarcom to comply with the Reporting Covenants.

For a more detailed description of the Proposed Waiver, see “Background of the Consent Solicitation” and “The Proposed Waiver” below.

What is the Expiration Date?	The “Expiration Date” means 5:30 p.m., May 31, 2007.
When does the Consent Solicitation expire?

The Consent Solicitation will expire on January 9, 2007, at 5:00 p.m., New York City time, unless it is further extended or earlier terminated (such time and date, as the same may be extended or earlier terminated, the “Consent Date”).

When will the Proposed Waiver become effective if the Requisite Consents are received?

The Proposed Waiver will become effective only upon receipt by the Trustee of an officers’ certificate from UTStarcom certifying that valid Requisite Consents to the Proposed Waiver have been received (and not properly revoked) and have been accepted by UTStarcom.

When will the Proposed Amendments become effective if the Requisite Consents are received?	The Proposed Amendments will become effective only upon due execution and delivery of a Supplemental Indenture by UTStarcom and the Trustee.

What are the conditions to acceptance of consents?

The obligation of UTStarcom to accept consents is subject to the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Amendments and Waiver, the execution and delivery of the Supplemental Indenture or that would question the legality or validity of either.

What is the Special Interest?

Pursuant to the terms of the Indenture, as supplemented by the Supplemental Indenture described herein, Special Interest will accrue after the Amendment Effective Date until maturity of the Notes, unless earlier repurchased or converted. Special Interest will be paid to Holders entitled to receive regularly scheduled payments of interest in addition to, at the same time and in the same manner as such regularly scheduled payments of interest.

Can the Consent Solicitation be extended, and under what circumstances?

Yes. We expressly reserve the right to extend the Consent Solicitation at any time and for any reason. Any extension of the Consent Solicitation by us will be followed by public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after such extension of the Consent Date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by applicable law, have any obligation to advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as we deem appropriate.

Can the Consent Solicitation be amended or terminated, and under what circumstances?

Yes. We expressly reserve the right, subject to applicable law, to terminate or withdraw the Consent Solicitation prior to the Consent Date, or otherwise amend the terms of the Consent Solicitation in any respect. If the Consent Solicitation is amended or modified in a manner determined by UTStarcom in good faith to constitute a material adverse change to the Holders, UTStarcom will promptly disclose such amendment or modification in a manner it deems in good faith appropriate and will, if appropriate, extend the Consent Solicitation for a period it deems in good faith to be adequate to permit the Holders to deliver and/or revoke their consents.

What is the effect of previously delivered consents?	Holders having delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement may revoke such consents at any time prior to the Consent Date in accordance with the procedures described herein.  As of the Consent Date, such consents, if validly delivered and not properly revoked, will be deemed effective with respect to the Proposed Amendments and Waiver described herein.  Accordingly, Holders having validly delivered (and not properly revoked) such consents and desiring to consent to the Proposed Amendments and Waiver described herein need not take further action.

If I change my mind, can I revoke my consent?

Holders having delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement may revoke such consents at any time prior to the Consent Date in accordance with the procedures described herein.  Holders delivering consents on or after the date of this Amended and Restated Consent Solicitation Statement may not revoke such consents at any time after the Waiver Effective Date (even if such date is prior to the Consent Date), unless UTStarcom is required by applicable law to permit such revocation.

To be valid, a notice of revocationmust (i) be in writing, (ii) contain the name of the Holder and the aggregate principal amount of Notes to which it relates, (iii) either be signed in the same manner as the original Letter of Consent or Amended Letter of Consent, as the case may be, or accompanied by a duly executed proxy or other authorization (in form satisfactory to UTStarcom) by the Holder, and (iv) be received by the Tabulation Agent in accordance with the instructions contained herein prior to (a) the Consent Date, if the revocation relates to a consent delivered prior to the date hereof or (b) the Waiver Effective Date, if the revocation relates to a consent delivered on or after the date hereof. All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent and the Amended Letter of Consent.

Are there U.S. federal income tax implications of the Proposed Amendments and Waiver?

The adoption of the Proposed Amendments and Waiver will be treated as a deemed exchange for U.S. federal income tax purposes with respect to the Notes. UTStarcom intends to take the position that, although not free from doubt, the deemed exchange will constitute a tax-free recapitalization for U.S. federal income tax purposes.

For a more detailed discussion of certain U.S. federal income tax considerations relating to the Consent Solicitation, see “Certain U.S. Federal Income Tax Considerations.”

Of whom may I ask questions about the Consent Solicitation?

If you have questions about the Consent Solicitation, you may contact the solicitation agent for the Consent Solicitation (the “Solicitation Agent”), Citigroup Global Markets Inc., whose address and telephone number are set forth on the back cover of this Amended and Restated Consent Solicitation Statement.  Holders may also contact their broker-dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Who is the Tabulation Agent?

Global Bondholder Services Corporation is serving as Information Agent and Tabulation Agent (the “Tabulation Agent”) in connection with the Consent Solicitation.  Its address and telephone numbers are set forth on the back cover of this Amended and Restated Consent

Solicitation Statement. Requests for assistance in completing and delivering Amended Letters of Consents or requests for additional copies of the Amended and Restated Consent Solicitation Statement or the Amended Letter of Consent should be directed to the Tabulation Agent.  The executed Amended Letter of Consent and any other documents required by the Amended Letter of Consent should be sent to the Tabulation Agent, and not to UTStarcom, the Solicitation Agent or the Trustee.

INFORMATION ABOUT UTSTARCOM

We design, manufacture and sell telecommunications infrastructure, handsets and customer premise equipment and provide services associated with their installation, operation, and maintenance. Our products are sold primarily to telecommunications service providers or operators. We sell an extensive range of products that are designed to enable voice, data and video services for our operator customers and consumers around the world. While historically the vast majority of our sales have been to service providers in China, we have expanded our focus to build a global presence and currently sell our products in several other established and emerging growth markets, which include North America, Japan, India, Central and Latin America, Europe, the Middle East, Africa and Southeast and North Asia.

BACKGROUND OF THE CONSENT SOLICITATION

As previously announced in a press release issued by UTStarcom on November 7, 2006 and disclosed in UTStarcom’s current report on Form 8-K filed with the SEC on November 8, 2006, UTStarcom has commenced a voluntary review of its historical equity award grant practices under the direction of the Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”). The Committee is being assisted by independent legal counsel and independent accounting consultants in its review. In connection with the Committee’s review, on November 9, 2006, UTStarcom notified the SEC of its inability to timely file the quarterly report on Form 10-Q for the quarter ended September 30, 2006 (the “2006 Q3 Form 10-Q”) by filing the notice of late filing on Form 12b-25.

The Committee has not completed its review of UTStarcom’s historical equity award grant practices or reached final conclusions as to the amount of additional non-cash compensation expense to be recorded in UTStarcom’s past financial statements relating to prior equity award grants, if any.  Although no information regarding the final result of the Committee’s review is available at this time, the Committee may determine that the amount of additional non-cash compensation expense to be recorded is substantial and the restatement UTStarcom’s financial statements for certain past periods will be necessary.

Because the Committee’s review is not yet final and the amount of non-cash compensation expense adjustments to be recorded in UTStarcom’s prior financial statements, if any, remains uncertain, UTStarcom has not yet filed the 2006 Q3 Form 10-Q or otherwise updated its prior financial statements.  Until such information is filed, there will be limited public information available concerning the results of operations and financial condition of UTStarcom.  The absence of more recent financial information may have a number of adverse effects on UTStarcom and the Notes.  See “Certain Considerations — Potential Restatement of Prior Period Financial Statements.”

The Notes

Pursuant to the Indenture, a failure by UTStarcom to comply with certain covenants (including covenants relating to the filing with the SEC, and the furnishing to the Trustee of copies, of certain SEC Reports) contained in the Indenture becomes an Event of Default (as described in the Indenture) (i) if the Trustee notifies UTStarcom of the default or (ii) the Holders of at least 25% in aggregate principal amount of the Notes (the “25% Holders”) outstanding notify UTStarcom and the Trustee of the default, and (iii) UTStarcom does not cure the default within 60 days after receipt of such notice.

On November 10, 2006, UTStarcom received notice from the Trustee asserting that if UTStarcom fails to file its 2006 Q3 Form 10-Q on or before January 9, 2007, such failure will constitute an event of default pursuant to the Indenture. If such an event of default were to occur, the Trustee or the 25% Holders would have the right to declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.

Consequently, subject to the terms and conditions of the Consent Solicitation as set forth in this Amended and Restated Consent Solicitation Statement and the related Amended Letter of Consent, UTStarcom is requesting the Proposed Amendments and Waiver in consideration of the payment by UTStarcom of Special Interest in order to allow UTStarcom to avoid the possibility of an acceleration of the Notes in connection with any purported failure by UTStarcom to comply with the Reporting Covenants.

UTStarcom does not believe it is currently in Default under the Indenture.

CERTAIN CONSIDERATIONS

In deciding whether to deliver a consent, each Holder should consider carefully, in addition to the information set forth above under “Background of the Consent Solicitation,” the Risk Factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 and in our Quarterly Reports on Form 10-Q that have been filed in 2006, and the other information contained or incorporated by reference in this Amended and Restated Consent Solicitation Statement and in the Amended Letter of Consent, the matters discussed below:

Effect of Proposed Amendments and Waiver

If the Supplemental Indenture is duly executed and delivered by UTStarcom and the Trustee and UTStarcom delivers to the Trustee an officers’ certificate from UTStarcom certifying that valid Requisite Consents to the Proposed Amendments and Waiver have been received (and not properly revoked) and have been accepted by UTStarcom, the Supplemental Indenture and the Proposed Waiver will be binding on all Holders and their transferees, regardless of whether such Holders consented to the Proposed Amendments and Waiver.  The execution and delivery of the Supplemental Indenture and the Proposed Waiver could adversely affect the market price of the Notes or otherwise be adverse to the interests of the Holders.

In addition, if the Proposed Waiver becomes effective, any and all defaults and Events of Default, and the consequences thereof, that may have occurred or may occur under the Indenture prior to the Waiver Effective Date from the failure by UTStarcom to comply with the Reporting Covenants, would be waived and of no effect until the Expiration Date, at which time, pursuant to the terms of the Supplemental Indenture, any defaults which would have been deemed to have occurred without regard to the provisions of the Supplemental Indenture would be deemed to have occurred as of the Expiration Date.   As a result, the Trustee and the Holders would not be able to accelerate such Notes as a result of any such waived default or Event of Default, provided that after June 1, 2007, to the extent any such waived default would be deemed to have occurred as of the Expiration Date pursuant to the terms of the Supplemental Indenture, the Holders would be able to accelerate such Notes in accordance with the terms of the Indenture.

Even if the Proposed Amendments and Waiver become effective, the Proposed Amendments and Waiver would not cause a waiver with respect to any default or Event of Default under the Indenture that, pursuant to the terms of the Supplemental Indenture is deemed to have occurred on the Expiration Date.

Acceleration of Outstanding Indebtedness

If the Supplemental Indenture and the Proposed Waiver do not become effective and we fail to comply with the Reporting Covenants, then, if a default has occurred under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding could, attempt to declare all related unpaid principal and premium, if any, and accrued interest on the Notes then outstanding to be due and payable at such time in accordance with the terms of the Indenture.  If the Notes are accelerated, other outstanding debt also may be accelerated.  If the Notes are accelerated, we may not have sufficient cash on hand to satisfy our obligations under the Indenture and our other outstanding debt.

Potential Restatement of Prior Period Financial Statements

Any restatement of our prior period financial statements which we may conclude is necessary upon the final result of the Committee’s review of our past equity award grant practice may cause us to become subject to regulatory action or civil litigation, which could require us to pay fines or other penalties, settlements or damages and could have an adverse effect on our business, results of operations, financial condition and liquidity. We have not made an assessment regarding a possible restatement at this time. We could also become subject to ratings downgrades and negative publicity as a result of the restatements or the matters giving rise to the restatements. See “Background of the Consent Solicitation — Nominating and Corporate Governance Committee Review and Potential Restatements.”

Lack of Public Disclosure Concerning UTStarcom

As described above, we have not yet filed the 2006 Q3 Form 10-Q or related financial statements, pending the outcome of the Committee’s review. Until such information is filed, there will be limited public information available concerning our results of operations and financial condition.  In addition, upon conclusion of the Committee’s review, any of UTStarcom’s previously issued financial statements relating to non-cash compensation expense, including those contained in

UTStarcom’s previously filed annual and quarterly reports on Form 10-K and Form 10-Q, may be determined unreliable and required to be restated. The absence of more recent financial information may have a number of adverse effects on us and the Notes, including, possibly, a decrease in the market price of the Notes, a decrease in the price of our common stock into which the Notes are convertible, and an increase in the volatility of such prices.

Listing on The Nasdaq Stock Market

As previously disclosed in UTStarcom’s current report on Form 8-K filed with the SEC on November 16, 2006, UTStarcom received a notice from the staff of The Nasdaq Stock Market indicating that UTStarcom is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed with the SEC its 2006 Q3 Form 10-Q. The notice indicated that due to such noncompliance, UTStarcom’s common stock would be delisted at the opening of business on November 27, 2006 unless UTStarcom requests a hearing in accordance with the Nasdaq Marketplace Rules. UTStarcom requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) on November 22, 2006, thereby staying the delisting of UTStarcom’s common stock until the Panel’s decision at the hearing. A hearing date has been set for January 25, 2007.  There can be no assurance that the Panel will grant UTStarcom’s request for continued listing.

THE PROPOSED AMENDMENTS AND WAIVER

Proposed Amendments

Section 11.2 of the Indenture provides that UTStarcom and the Trustee may supplement the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding approving the substance of the proposed supplement. We are soliciting consents from the Holders in accordance with this provision.

Set forth below is a summary of the Proposed Amendments. This summary does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture. Any capitalized terms which are used in the following summary of the Proposed Amendments have the meanings assigned thereto in the Indenture.

Certain Definitions: The following defined terms would be added to Section 1.1 of the Indenture:

“Covenant Reversion Date” means May 31, 2007.

“SEC Reports” means reports the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

“Solicitation Documents” means the Consent Solicitation Statement dated as of December 22, 2006, as amended and restated by the Supplemental Consent Solicitation Statement dated as of January 8, 2007 and the related Letter of Consent and Amended Letter of Consent, respectively, each as may be further amended and supplemented from time to time.

“Special Interest” has the meaning set forth in Section 6.1.

Events of Default: The following two sentences would be inserted as the penultimate paragraph of Section 8.1 of the Indenture:  “Notwithstanding any of the foregoing, but subject to the immediately succeeding sentence, the failure of the Company to file SEC Reports or to comply with Section 6.2 or Section 6.3 of this Indenture or §314 of the TIA before 5:30 p.m., New York City time, on the Covenant Reversion Date shall not constitute a default under clause (3) above.  If, however, as of 5:30 p.m., New York City time, on the Covenant Reversion Date, the Company shall not have filed the SEC Reports with the SEC and provided such SEC Reports, and any Officers’ Certificates required pursuant to Section 6.3 of this Indenture, to the Trustee, any default arising from the Company’s failure to file SEC Reports or to comply with Section 6.2 or Section 6.3 of this Indenture or §314 of the TIA that would have been deemed to have occurred between the date of this Supplemental Indenture and the Covenant Reversion Date, but for the foregoing sentence and would be deemed to remain uncured but for the foregoing sentence as of the Covenant Reversion Date shall be deemed to have occurred on the Covenant Reversion Date.”

Special Interest: The following two sentences would be inserted as a new last paragraph at the end of Section 6.1 of the Indenture: “In addition to any other payment required by the Securities and the Indenture, the Securities shall accrue special interest at a rate equal to 6.75% per annum (payable semi-annually) from and after the effective date of this Supplemental Indenture to maturity of the Securities, unless earlier repurchased or converted.  Special Interest will be paid by UTStarcom in addition to, at the same time and in the same manner as regularly scheduled payments of interest pursuant to the Indenture and the Securities to Holders entitled to receive such regularly scheduled payments of interest.”

The Proposed Amendments require for effectiveness the receipt of the consent of the Holders of a majority in aggregate principal amount of Outstanding Notes (the “Requisite Consents”).  The Proposed Amendments shall become effective only upon the due execution and delivery by UTStarcom and the Trustee of the Supplemental Indenture.  The Amendment Effective Date could be prior to the Consent Date.  In determining whether the Requisite Consents have been received (i) consents delivered prior to the date of this Amended and Restated Consent Solicitation Statement shall be deemed effective with respect to the Proposed Amendments and Waiver described herein as of the Consent Date unless properly revoked prior to the Consent Date, and (ii) Notes owned by UTStarcom, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with UTStarcom, shall be considered as though not outstanding.

Proposed Waiver

If the Proposed Waiver becomes effective, it would waive to and including the Expiration Date, any and all defaults and Events of Default, and the consequences thereof, that may have occurred or may occur prior to the Waiver Effective Date under the Indenture from the failure by UTStarcom to comply with the Reporting Covenants, including, without limitation, any potential default or Event of Default that may have occurred or may occur prior to the Waiver Effective Date as a result of failure by UTStarcom to comply with Section 6.2 or Section 6.3 of the Indenture.

The Proposed Waiver is set forth in the Amended Letter of Consent delivered herewith.  Copies of the Amended Letter of Consent and the Indenture are available upon request to the Tabulation Agent.

The Proposed Waiver requires for effectiveness receipt of the Requisite Consents.  The Proposed Waiver shall become effective only upon receipt by the Trustee of an officers’ certificate from UTStarcom certifying that valid Requisite Consents to the Proposed Waiver have been received (and not properly revoked) and have been accepted by UTStarcom.  The Waiver Effective Date could be prior to the Consent Date.  The Consenting Holders agree that such officers’ certificate from UTStarcom to the Trustee shall constitute notice of waiver from such Consenting Holder to the Trustee in accordance with Section 8.4 of the Indenture. In determining whether the Requisite Consents have been received, (i) consents delivered prior to the date of this Amended and Restated Consent Solicitation Statement shall be deemed effective with respect to the Proposed Amendments and Waiver described herein as of the Consent Date unless properly revoked prior to the Consent Date, and (ii) Notes owned by UTStarcom, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with UTStarcom, shall be considered as though not outstanding.

All statements herein regarding the substance of any provision of the Proposed Waiver and the Indenture are qualified by reference to the Indenture.

Expiration Date

The “Expiration Date” means May 31, 2007.

Even if the Supplemental Indenture and the Proposed Waiver become effective, the Supplemental Indenture and the Proposed Waiver would not cause a waiver with respect to any default or Event of Default under the Indenture that, pursuant to the terms of the Supplemental Indenture is deemed to have occurred on the Expiration Date.

THE CONSENT SOLICITATION

Holders are requested to read and consider carefully the information contained in this Amended and Restated Consent Solicitation Statement and the related Amended Letter of Consent and to give their consent to the Proposed Amendments and Waiver by properly completing and executing the accompanying Amended Letter of Consent in accordance with the instructions set forth herein and therein prior to the Consent Date, provided that, no further action is needed in order to the consent to the Proposed Amendments and Waiver if a consent was validly delivered prior to the date hereof (and is not properly revoked prior to the Consent Date).  Holders having delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement may revoke such consents at any time prior to the Consent Date in accordance with the procedures described herein.  As of the Consent Date, such consents, if validly delivered and not properly revoked, will be deemed effective with respect to the Proposed Amendments and Waiver described herein.

Overview

The Proposed Amendments require for effectiveness the due execution and delivery by UTStarcom and the Trustee of a Supplemental Indenture in accordance with Section 11.2 of the Indenture. The Proposed Waiver requires for effectiveness receipt by the Trustee of an officers’ certificate of UTStarcom to the Trustee certifying that valid Requisite Consents to the Proposed Waiver have been received (and not properly revoked) and have been accepted by UTStarcom. The Consenting Holders agree that such officers’ certificate from UTStarcom to the Trustee shall constitute notice of waiver from such Consenting Holder to the Trustee in accordance with Section 8.4 of the Indenture. Each of the Waiver Effective Date and the Amendment Effective Date could be prior to the Consent Date.  Consents delivered prior to the date of this Amended and Restated Consent Solicitation Statement may be revoked at any time in accordance with the procedures described herein prior to the Consent Date. If such consents are not properly revoked prior to the Consent Date, Holders having delivered such consents shall be deemed to have consented to the Proposed Amendments and Waiver described herein as of the Consent Date. In determining whether the Requisite Consents have been received, (i) consents delivered prior to the date of this Amended and Restated Consent Solicitation shall be deemed effective as of the Consent Date with respect to the Proposed Amendments and Waiver described herein unless properly revoked prior to the Consent Date, and (ii) Notes owned by UTStarcom, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with UTStarcom, shall be considered as though not outstanding.

If the Supplemental Indenture relating to the Proposed Amendments is duly executed and delivered by UTStarcom and the Trustee and the Proposed Waiver becomes effective in accordance with the terms and conditions set forth herein, the Supplemental Indenture and the Proposed Waiver will be binding on all Holders and their transferees, regardless of whether such Holders have consented to the Proposed Amendments and Waiver.

If valid Requisite Consents have been received and accepted by UTStarcom, UTStarcom will deliver an officers’ certificate to the Trustee certifying that valid Requisite Consents have been received (and not properly revoked) and have been accepted by UTStarcom.  UTStarcom will announce the effectiveness of the Proposed Amendments and Waiver at or prior to 9:00 a.m. New York City time on the next business day following the Amendment Effective Date and the Waiver Effective Date, respectively.

Beneficial owners of the Notes who wish to deliver a consent to the Proposed Amendments and Waiver, and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the actual Holder of such Notes, to execute promptly and deliver an Amended Letter of Consent on behalf of the beneficial owner prior to the Consent Date, provided that if a Letter of Consent was validly delivered prior to the date hereof in accordance with the aforementioned procedures no further action is needed and such consents will be deemed effective with respect to the Proposed Amendments and Waiver described herein as of the Consent Date, unless properly revoked prior to the Consent Date.

None of UTStarcom, the Trustee, the Solicitation Agent, the Tabulation Agent or any of their respective affiliates is making any recommendation in connection with the Consent Solicitation.

Record Date

The Record Date for the determination of Holders eligible to consent pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on December 21, 2006.  This Amended and Restated Consent Solicitation Statement and the

accompanying Amended Letter of Consent are being sent to all Holders. UTStarcom reserves the right, within the terms of the Indenture and the Trust Indenture Act of 1939, as amended, to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.  The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder, and each properly completed and executed Letter of Consent or Amended Letter of Consent, as the case may be, will be counted, subject to the limitation on previously delivered consents described herein, notwithstanding any subsequent transfer of the Notes to which such Letter of Consent or Amended Letter of Consent relates, unless the procedure for properly revoking consents described herein and in the Letter of Consent or Amended Letter of Consent, as the case may be, is satisfied with respect to that Letter of Consent or Amended Letter of Consent.

Conditions to Acceptance of Consents

The obligation of UTStarcom to accept Letters of Consent (in the case of consents delivered prior to the date hereof and subject to the limitations on the effectiveness of such previously delivered consents described herein) and Amended Letters of Consent prior to the Consent Date that have not been validly delivered and not properly revoked is subject to the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened), that (in the case of any action or proceeding, if adversely determined) would make unlawful or enjoin the implementation of the Proposed Amendments and Waiver, the due execution and delivery of the Supplemental Indenture or that would question the legality or validity of the Proposed Amendments and Waiver or the Supplemental Indenture.

Consent Date; Extensions; Amendment

The term “Consent Date” means 5:00 p.m., New York City time, on January 9, 2007, unless UTStarcom further extends the period during which the Consent Solicitation is open, in which case the term “Consent Date” means the latest time and date to which the Consent Solicitation is further extended, or unless the Consent Solicitation is terminated or withdrawn.  To further extend the Consent Date, UTStarcom will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the extension of the Consent Date, and may do so as late as the business day after the previously scheduled Consent Date. Without limiting the manner in which UTStarcom may choose to make such announcement, UTStarcom will not, unless otherwise required by applicable law, have any obligation to advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as UTStarcom deems appropriate. UTStarcom may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines.  Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

Notwithstanding anything to the contrary set forth in this Amended and Restated Consent Solicitation Statement, UTStarcom expressly reserves the right, subject to applicable law, at any time prior to the Waiver Effective Date to (i) terminate or withdraw the Consent Solicitation for any reason, (ii) waive any of the conditions to the acceptance of consents; (iii) extend the Consent Date, (iv) amend the terms of the Consent Solicitation, (v) purchase Notes from time to time, including during the Consent Solicitation; or (vi) modify the form or amount of the consideration to be offered pursuant to the Consent Solicitation; provided, however, if the Consent Solicitation is amended or modified in a manner determined by UTStarcom in good faith to constitute a material adverse change to the Holders, UTStarcom will promptly disclose such amendment or modification in a manner it deems in good faith appropriate and will, if appropriate, extend the Consent Solicitation for a period it deems in good faith adequate to permit the Holders to deliver and/or revoke their consents.  Even if a Holder has validly delivered (and not revoked) consents, such consents may not be accepted by UTStarcom if all of the other conditions to acceptance of consents have not been satisfied or waived, if the Consent Solicitation is terminated or withdrawn for any reason, or if the Supplemental Indenture or the Proposed Waiver do not otherwise become effective for any reason.

Procedures for Consenting

All Letters of Consent (in the case of consents delivered prior to the date hereof and subject to the limitations on the effectiveness of such previously delivered consents described herein) and Amended Letters of Consent that are properly executed and received by the Tabulation Agent prior to the Consent Date and not properly revoked will be given effect in accordance with the specifications herein and in such Letters of Consent (subject to aforementioned limitations) and such Amended Letters of Consent.  Holders having delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement may revoke such consents at any time prior to the Consent Date in accordance with the procedures described herein.  As of the Consent Date, such consents, if validly delivered and not properly revoked, will be deemed effective with respect to the Proposed Amendments and Waiver described herein.  Accordingly, Holders having validly delivered (and not properly revoked) such consents and desiring to consent to the Proposed Amendments and Waiver described herein need not take further action.

The Following Procedures for Consenting contained in this Paragraph apply to Holders who have not validly delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement and beneficial owners and other persons on whose behalf no consents have been validly delivered prior to the date hereof:

Holders who desire to deliver their consents should so indicate by completing, signing and dating the accompanying Amended Letter of Consent included herewith and delivering it to the Tabulation Agent at the address set forth in the Amended Letter of Consent, in accordance with the instructions contained herein and therein.  Signatures must be guaranteed in accordance with the instructions in the Amended Letter of Consent, except as otherwise indicated in such instructions.  Amended Letters of Consent should not be delivered to UTStarcom, the Trustee or the Solicitation Agent.  However, UTStarcom reserves the right to accept any Letters of Consent or Amended Letters of Consent, as the case may be, received by UTStarcom, the Trustee or the Solicitation Agent.

Only Holders are eligible to consent to the Proposed Amendments and Waiver.  Any beneficial owner of Notes who is not a Holder must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver an Amended Letter of Consent on behalf of such beneficial owner.  As of the date of this Amended and Restated Consent Solicitation Statement, the only Holder is Cede & Co., as nominee for DTC.  For purposes of the Consent Solicitation, DTC has authorized Participants set forth in the position listing of DTC as of the Record Date to execute Amended Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

The Amended Letter of Consent must be executed in exactly the same manner as the name of the Holder appears on the Notes. An authorized Participant must execute the Amended Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Amended Letter of Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to UTStarcom of such person’s authority to so act.  If the Notes are registered in different names, separate Amended Letters of Consent must be executed covering each form of registration. If an Amended Letter of Consent is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to UTStarcom to execute the Amended Letter of Consent on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver an Amended Letter of Consent on behalf of such beneficial owner.

If a consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Amended Letter of Consent the aggregate dollar amount (in integral multiples of $1,000 principal amount) of such Notes to which the consent relates. Otherwise, the consent will be deemed to relate to all such Notes.

A Holder must complete, sign and date the Amended Letter of Consent (or a photocopy or facsimile thereof) for such Holder’s Notes and deliver such Amended Letter of Consent to the Tabulation Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission at the address or facsimile number of the Tabulation Agent set forth on the back cover page hereof. Delivery of Amended Letters of Consent should be made sufficiently in advance of the Consent Date to assure that the Amended Letter of Consent is received prior to the Consent Date.

UTStarcom reserves the right to receive Letters of Consent and Amended Letters of Consent, as the case may be, by any other reasonable means or in any form that reasonably evidences the giving of a consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by UTStarcom whose determinations will be binding. UTStarcom reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of UTStarcom’s counsel, be unlawful. UTStarcom also reserves the right to waive any irregularities in connection with deliveries, which UTStarcom may, but is not obligated to, require to be cured within such time as UTStarcom determines. None of UTStarcom, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Letters of Consent, Amended Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived.  UTStarcom’s interpretation of the terms and conditions of the Consent Solicitation (including the Consent Solicitation Statement, this Amended and Restated Consent Solicitation Statement and the accompanying Letter of Consent and Amended Letter of Consent, respectively, and the instructions to each) will be final and binding on all parties.

Revocation of Consents

Holders having delivered consents prior to the date of this Amended and Restated Consent Solicitation Statement may revoke such consents at any time prior to the Consent Date in accordance with the procedures described herein.  Holders delivering consents on or after the date of this Amended and Restated Consent Solicitation Statement may not revoke such consents at any time after the Waiver Effective Date (which may occur prior to the Consent Date), unless UTStarcom is required by applicable law to permit such revocation.

To be valid, a notice of revocation must (i) be in writing, (ii) contain the name of the Holder and the aggregate principal amount of the Notes to which it relates, (iii) either be signed in the same manner as the original Letter of Consent or Amended Letter of Consent, as the case may be, or accompanied by a duly executed proxy or other authorization (in form satisfactory to UTStarcom) by the Holder, and (iv) be received by the Tabulation Agent in accordance with the instructions contained herein prior to (a) the Consent Date, if the consent to be revoked was delivered prior to the date hereof, and (b) the Waiver Effective Date, if the consent to be revoked was delivered on or after the date hereof.  All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent or Amended Letter of Consent, as applicable.

All properly completed and executed Letters of Consent (in the case of consents delivered prior to the date hereof and subject to the limitations on the effectiveness of such previously delivered consents described herein) and Amended Letters of Consent received prior to the Consent Date will be counted, notwithstanding any transfer of any Notes to which such Letters of Consent or Amended Letter of Consent relate, unless UTStarcom receives from a Holder (or a subsequent holder that has received a proxy from the relevant Holder) a written notice of revocation or a changed Amended Letter of Consent bearing a date later than the date of the prior Letter of Consent or Amended Letter of Consent, as the case may be, at any time prior to (i) the Consent Date, if the consent to be revoked was delivered prior to the date hereof, and (ii) the Waiver Effective Date, if the consent to be revoked was delivered on or after the date hereof. A notice of revocation received on or after the Waiver Effective Date will be effective only with respect to previously delivered consents.  With respect to consents delivered on or after the date hereof, a notice of revocation received on or after the Waiver Effective Date will not be effective, even if received prior to the Consent Date, unless UTStarcom is required by applicable law to permit such revocation. A consent to the Proposed Amendments and Waiver by a Holder will bind the Holder and every subsequent holder of such Notes or portion of such Notes, even if notation of the consent is not made on such Notes.

A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to a consent to the Proposed Amendments and Waiver given by a Holder.

SOLICITATION AGENT AND TABULATION AGENT

Solicitation Agent

UTStarcom has retained Citigroup Global Markets Inc. as Solicitation Agent with respect to the Consent Solicitation. The Solicitation Agent will solicit consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of their counsel, incurred in connection with rendering such services. UTStarcom has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under securities laws, in connection with the Consent Solicitation.

Information Agent and Tabulation Agent

UTStarcom has retained Global Bondholder Services Corporation as Information Agent and Tabulation Agent (the “Tabulation Agent”) with respect to the Consent Solicitation. For the services of the Tabulation Agent, UTStarcom has agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses incurred in connection with rendering such services.

Request for assistance in completing and delivering Amended Letters of Consent or requests for additional copies of the Amended and Restated Consent Solicitation Statement or the Amended Letter of Consent should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof.  The executed Amended Letter of Consent and any other documents required by the Amended Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Amended Letter of Consent, and not to UTStarcom, the Trustee or the Solicitation Agent.

Questions with respect to the terms of the Consent Solicitation should be directed to any of the Solicitation Agent or the Tabulation Agent in accordance with its contact information set forth on the back cover page of this Amended and Restated Consent Solicitation Statement.

Fees and Expenses

UTStarcom will bear the costs of the Consent Solicitation and will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation. UTStarcom will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries (other than the Solicitation Agent and the Tabulation Agent) for their reasonable and customary expenses in forwarding this Amended and Restated Consent Solicitation Statement, the accompanying Amended Letter of Consent and other materials to beneficial owners of the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences of the Consent Solicitation, and the Proposed Amendments and Waiver.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect.  UTStarcom has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary.  Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion.  Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, or the Proposed Amendments and Waiver.

This summary does not discuss any aspects of state, local, estate, gift or foreign tax laws, and it applies only to Notes that are held as capital assets (within the meaning of Section 1221 of the Code).  This discussion does not describe all of the tax consequences that may be relevant to Holders in light of their particular circumstances or to Holders subject to special rules, such as:

•                  certain financial institutions;

•                  insurance companies;

•                  brokers or dealers in securities or foreign currencies;

•                  persons holding Notes as part of a straddle, conversion transaction, hedge or other integrated transaction;

•                  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•                  partnerships or other pass-through entities treated as partnerships for U.S. federal income tax purposes, or partners in such partnerships;

•                  persons subject to the alternative minimum tax;

•                  tax-exempt entities;

•                  real estate investment trusts;

•                  controlled foreign corporations; and

•                  certain U.S. expatriates.

Holders are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•                  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more U.S. persons have the authority to control all substantial decisions, or (b) has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Special rules, not discussed in this summary, may apply to persons holding Notes through partnerships or pass-through entities treated as partnerships for U.S. federal income tax purposes.  Such persons should consult their own tax advisors with respect to these rules.

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for U.S. federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Reissuance Regulations”).  Such a deemed exchange would be a taxable event unless a non-recognition provision of the Code were to apply.  Under the Reissuance Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  The Reissuance Regulations provide that an agreement by a holder to stay collection or temporarily waive an acceleration clause or similar default right is not, by itself, a modification until the forbearance remains in effect for a period that exceeds at least two years following the issuer’s failure to perform.  Further, a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  However, the Reissuance Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

Tax Consequences of Significant Modification.  The adoption of the Proposed Amendments providing for the payment of Special Interest will result in a significant modification of the Notes under the Reissuance Regulations because of the amount of the increased yield, resulting in a deemed exchange of a U.S. Holder’s Old Notes for New Notes for U.S. federal income tax purposes.  However, such a deemed exchange likely will constitute a tax-free recapitalization if both the Old Notes and the New Notes are treated as “securities” for U.S. federal income tax purposes.  The term “security” is not defined in the Code or in the Treasury regulations promulgated thereunder and has not been clearly defined by judicial decisions.  An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument.  Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity.  In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities,” but the IRS has publicly ruled that a debt instrument with a term of two years may be a “security” if received in a reorganization in exchange for a former security having substantially the same maturity date and terms (other than interest rate).  The “old” Notes had an original term of five years, and the “new” Notes have a remaining term of approximately fifteen months.

Deemed Exchange Qualifies as a Tax-Free Recapitalization

UTStarcom intends to take the position that, although not free from doubt, the deemed exchange will constitute a tax-free recapitalization for U.S. federal income tax purposes.  If, contrary to UTStarcom’s expectations, any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the Notes, the tax consequences of the adoption of the Proposed Amendments and Waiver would be those described below under “Deemed Exchange Does Not Qualify as Tax-Free Recapitalization.”  Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as “securities” for federal income tax purposes and the application of the recapitalization rules.

If the deemed exchange is treated as a tax-free recapitalization, generally no gain or loss will be recognized by a U.S. Holder (except to the extent that the New Notes received are attributable to accrued but unpaid interest on the Old Notes, which amount should be taxable as ordinary interest income in accordance with such holder’s method of accounting for U.S. federal income tax purposes).  A U.S. Holder will have an initial tax basis in the New Notes received in the deemed exchange (except to the extent attributable to accrued but unpaid interest on the Old Notes) equal to the Holder’s tax basis in the Old Notes deemed exchanged therefor immediately prior to the deemed exchange, increased by any gain recognized in the exchange. The holder’s tax basis in any New Notes attributable to accrued but unpaid interest on the Old Notes will equal the amount of interest income. The Holder’s holding period for the New Notes will include the period during which the Holder held the Old Notes deemed surrendered in the deemed exchange, except that the holding period for the New Notes attributable to accrued but unpaid interest on the Old Notes will begin on the date of receipt.

Subject to a statutory de minimis exception, if the issue price of a New Note at the time of the deemed exchange is less than its stated principal amount, the New Note will have original issue discount for U.S. federal income tax purposes. The issue price of the New Notes will be determined as described below under the heading “Deemed Exchange Does Not Qualify as a Tax-free Recapitalization,” and generally will be their fair market value, provided that the Old Notes or the New Notes are treated as “publicly traded” within the meaning of the applicable Treasury regulations. Original issue discount generally must be included in a U.S. Holder’s gross income on a constant yield basis in advance of the receipt of cash attributable to the discount.  Any amount included in income as original issue discount will increase the U.S. Holder’s tax basis in the New Note.  If a U.S. Holder’s tax basis in a New Note is greater that the issue price of the New Note, the U.S. Holder generally will be considered to have acquisition premium, which will reduce the amount of original issue discount required to be included in income.  If a U.S. Holder’s tax basis in a New Note is greater than the principal amount of the New Note, the U.S. Holder generally will be considered to have bond premium, and will not be required to include any original issue discount in income.  The U.S. Holder may elect to amortize the bond premium against interest payable on the New Note (to the extent the bond premium is not attributable to the conversion feature of the New Notes), and any bond premium in excess of the original issue discount and interest may be deductible over the term of the New Notes.  Any amount of amortized bond premium will decrease the U.S. Holder’s tax basis in the New Note.

Subject to a de minimis exception, if a U.S. Holder holds Old Notes that were acquired (other than at original issue) at a discount from the principal amount of such Old Notes (i.e., a “market discount”), and did not elect to include such market discount in income on a current basis, any accrued market discount on the Old Notes generally will carry over to the New Notes.  If the New Notes are issued with original issue discount, then the New Notes will be treated as having market discount only to the extent that the issue price of the New Notes exceeds a U.S. Holder’s tax basis in the New Notes.

Deemed Exchange Does Not Qualify as a Tax-Free Recapitalization

If the deemed exchange is not treated as a tax-free recapitalization, a U.S. Holder generally will recognize gain or loss on such deemed exchange in an amount equal to the difference (if any) between the issue price of the New Notes and such U.S. Holder’s adjusted tax basis in the Old Notes.

The “issue price” of the New Notes will depend on whether the Old Notes or the New Notes are “publicly traded” within the meaning of applicable Treasury regulations, and will not include amounts treated as received with respect to accrued interest on the Old Notes (which would be taxable as ordinary interest income).  If either the Old Notes or the New Notes are publicly traded, the issue price of the New Notes will equal the fair market value of the New Notes (if the New Notes are publicly traded) or the Old Notes (if the New Notes are not publicly traded), in each case on the date of the deemed exchange.  If neither the Old Notes nor the New Notes are publicly traded, the issue price of the New Notes will equal their stated principal amount. While not entirely clear, UTStarcom believes that the Old Notes and the New Notes are publicly traded within the meaning of the applicable Treasury regulations.

If the deemed exchange is treated as a wash sale within the meaning of Section 1091 of the Code, U.S. Holders will not be allowed to currently recognize any loss resulting from the deemed exchange.  Instead, such loss will be deferred, and will be reflected as an increase in the basis of the New Notes.  U.S. Holders should consult their own tax advisors regarding whether the deemed exchange may be subject to the wash sale rules.

Subject to the application of the market discount rules discussed in the next paragraph, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the deemed exchange, the Old Notes have been held for more than one year.  The deduction of capital losses for U.S. federal income tax purposes is subject to limitations.  A U.S. Holder’s holding period for a New Note will commence on the date immediately following the date of the deemed exchange, and the U.S. Holder’s initial tax basis in the New Note will be the issue price of the New Note.

Subject to a de minimis exception, if a U.S. Holder holds Old Notes acquired (other than at original issue) at a discount from the principal amount of such Old Notes (i.e., a “market discount”), any gain recognized by the holder on the deemed exchange of the Old Notes will be recharacterized as ordinary interest income to the extent of accrued market discount that has not previously been included as ordinary income.

Subject to a statutory de minimis exception, if the issue price of a New Note at the time of the deemed exchange is less than its stated principal amount, the New Note will have original issue discount for U.S. federal income tax purposes.  Original issue discount generally must be included in a U.S. Holder’s gross income on a constant yield basis in advance of the receipt of cash attributable to the discount.  Any amount included in income as original issue discount will increase the U.S. Holder’s tax basis in the New Note.

Holders are strongly urged to consult their tax advisors with respect to the deemed exchange resulting from the adoption of the Proposed Amendments and Waiver and the U.S. tax consequences resulting from such deemed exchange.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with any interest payments (including any deemed interest payments with respect to the deemed exchange of Old Notes for New Notes, any payments of stated interest or Special Interest and any payments attributable to original issue discount).  A U.S. Holder will be subject to U.S. backup withholding at the applicable rate (currently 28%) on such payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  The amount of any backup withholding deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. Holders should consult their own tax advisors as to the tax consequences of the Consent Solicitation, including whether the Notes are securities for U.S. federal income tax purposes, whether the Notes are publicly traded for U.S. federal income tax purposes, and whether the wash sale rules apply.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is not a U.S. Holder or a partnership or pass-through entity treated as a partnership for U.S. federal income tax purposes.

This discussion is not addressed to Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of UTStarcom entitled to vote, who are controlled foreign corporations related to UTStarcom through stock ownership, or who, on the date of acquisition of the Notes, owned Notes with a fair market value of more than 5% of the fair market value of the common stock of UTStarcom.  Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition.  Such Non-U.S. Holders will generally be subject to special rules and should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to their particular situation.

Deemed Exchange of Notes

Subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on a deemed exchange of Old Notes for New Notes (as described above) will not be subject to U.S. federal income tax.

Deemed payments of interest (including original issue discount, if any) to any Non-U.S. Holder on a deemed exchange of Old Notes for New Notes will not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with any interest payments (including any deemed interest payments with respect to the deemed exchange of Old Notes for New Notes, any payments of stated interest or Special Interest and any payments attributable to original issue discount).  Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, the Non-U.S. Holder may be subject to U.S. backup withholding on such payments.  The certification procedures required to claim the exemption from withholding tax on interest pursuant to an applicable income tax treaty described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

FORWARD-LOOKING STATEMENTS

This Amended and Restated Consent Solicitation Statement and the information incorporated by reference in this Amended and Restated Consent Solicitation Statement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.  In evaluating these statements, you should specifically consider various factors, including the factors outlined under “Certain Considerations” and information contained in our publicly available filings with the Securities and Exchange Commission. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of such statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

WHERE YOU CAN FIND MORE INFORMATION

UTStarcom is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the SEC.  Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please be aware that, as stated above under “Certain Considerations—Lack of Public Disclosure Concerning UTStarcom,” upon conclusion of the Committee’s review, UTStarcom’s previously issued financial statements, including those contained in UTStarcom’s previously filed annual and quarterly reports on Form 10-K and Form 10-Q, may be determined unreliable and required to be restated.

UTStarcom incorporates by reference into this Amended and Restated Consent Solicitation Statement any future filings UTStarcom may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than document or information deemed to have been furnished but not filed in according with SEC rules), after the date of this Amended and Restated Consent Solicitation Statement and prior to the Consent Date and the termination or withdrawal of the Consent Solicitation.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Amended and Restated Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Amended and Restated Consent Solicitation Statement.  UTStarcom is not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.  In addition, any information contained on UTStarcom’s website is not a part of this Amended and Restated Consent Solicitation Statement or the related Amended Letter of Consent.

UTStarcom will provide, without charge, to each Holder to whom this Amended and Restated Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to UTStarcom that are incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests for such copies should be directed to UTStarcom at Investor Relations, Attn: Chesha Kamieniecki, 1275 Harbor Bay Parkway, Alameda, California 94502; Tel: (510) 864-8800; Email: chesha.kamieniecki@utstar.com.

The Information Agent and Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

65 Broadway – Suite 723

New York, New York 10006

Attn:  Corporate Actions

Banks and Brokers call:  (212) 430-3774

Toll free (866) 937-2200

By Facsimile:

(For Eligible Institutions Only):

(212) 430-3775

Confirmation:

(212) 430-3774

By Mail, Overnight Courier or Hand Delivery:

65 Broadway – Suite 723

New York, New York 10006

Requests for assistance in completing and delivering the Amended Letter of Consent or requests for additional copies of this Amended and Restated Consent Solicitation Statement, the accompanying Amended Letter of Consent and other related documents should be directed to the Tabulation Agent:

The Solicitation Agent for the Consent Solicitation is:

Citigroup Global Markets Inc.

390 Greenwich Street, 4th Floor

New York, New York  10013

Attn: Liability Management Group

(800) 558-3745 (U.S. Toll-Free)

(212) 723-6106 (Collect)